UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On April 26, 2018, Pinnacle Financial Partners, Inc. (“Pinnacle”) entered into an amendment to its Loan Agreement with U.S. Bank, National Association (“Lender”), dated March 29, 2016, as amended (the “Loan Agreement”), which it had previously amended on March 27, 2018 to extend the maturity date of the revolving credit facility provided under the Loan Agreement (the “Credit Facility”) by one month (collectively, the “Amendments”). The Amendments, among other things, reduce the interest rate paid on borrowings made under the Credit Facility to 1.75% plus the greater of (i) zero percent (0%) and (ii) the one-month LIBOR rate quoted by Lender (as published by Reuters), extend the maturity date of the Credit Facility to April 25, 2019 and amend certain of the representations and warranties, covenants and defined terms of the Loan Agreement. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendments, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1    Third Amendment to Loan Agreement dated as of March 27, 2018 by and between U.S. Bank National Association and Pinnacle Financial Partners, Inc.

10.2    Fourth Amendment to Loan Agreement dated as of April 26, 2018 by and between U.S. Bank National Association and Pinnacle Financial Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:     /s/ Harold R. Carpenter                                             Name: Harold R. Carpenter

Title:	Executive Vice President and Chief Financial Officer

Date:    May 1, 2018